Exhibit 99.6

Citigroup Inc.
EUR 1,750,000,000 Floating Rate Notes due 2014
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Euro ("EUR")
3.	Aggregate Nominal Amount:	EUR 1,750,000,000
4.	Issue Price:	99.938%
5.	Specified Denominations:	EUR 50,000
6.	Issue Date:	5 March 2007
7.	Maturity Date:	Interest Payment Date falling in March 2014.
8.	Interest Basis:	The Notes bear interest payable quarterly in arrears at a floating rate of interest from, and including, 5 March 2007 to, but excluding the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST PAYABLE
11.	Floating Rate Note Provisions:	Applicable
	(i) Interest Period(s):	3 month.
	(ii) Specified Period(s)	Not Applicable
	(iii) Specified Interest Payment Dates:	Interest payable quarterly in arrears on 5 March, 5 June, 5 September and 5 December in each year beginning 5 June 2007, subject to adjustment in accordance with the Business Day Convention.
	(iv) Business Day Convention:	Modified Following Business Day Convention
	(v) Additional Business Center:	London
	(vi) Manner in which the Rate of Interest is to be determined:	Screen Rate Determination
(vii) Screen Rate Determination:
	- Reference Rate:	3-month EURIBOR
	- Interest Determination Dates:	The second day on which the TARGET system is open prior to the start of each Interest Period
	- Relevant Screen Page:	The display page designated EURIBOR01 on Reuters
	- Relevant Time:	11.00 a.m. Brussels time
	- Relevant Financial Center:	London
	(viii) Margin:	+ 0.14%. per annum
	(ix) Day Count Fraction:	Actual/360
PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount:	Par
13.	Early Redemption Amount:	Par, payable upon redemption for taxation reasons or on event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Bearer Notes.
Temporary Global Note exchangeable for a Permanent Global Note which is exchangeable for Definitive Notes in the limited circumstances specified in the Permanent Global Note
15.	New Global Note Form:	Applicable
16.	Additional Financial Center relating to Payment Dates:	London
17.	Consolidation provisions:	Applicable
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable
19. Listing:	Regulated Market of the Luxembourg Stock Exchange
OPERATIONAL INFORMATION

20. ISIN Code:	XS0289239963
21. Common Code:	028923996
22. New Global Note intended to be held in a manner which would allow Eurosystem eligibility:	Yes